EXHIBIT 10.11
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (this “Agreement”) is effective [●], by and among Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), [●] (“Indemnitee”) and, with respect to its guarantee set forth on the signature pages hereto only, Floor and Decor Outlets of America, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“F&D”).
WHEREAS, it is essential to the Company to retain and attract the most capable persons available as directors and officers of the Company and its subsidiaries (including F&D);
WHEREAS, Indemnitee is a [director][officer] of the Company;
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability to enhance Indemnitee’s continued service to the Company and its subsidiaries in an effective manner, the increasing difficulty in obtaining satisfactory directors’ and officers’ liability insurance coverage, and in part to provide Indemnitee with specific contractual assurance that indemnification will be available to Indemnitee (regardless of, among other things, any change in the composition of the Board or acquisition transaction relating to the Company), the Company and F&D wish to provide in this Agreement for the indemnification of and the advancing of Expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;
NOW, THEREFORE, in consideration of the foregoing and of Indemnitee continuing to serve the Company and its subsidiaries (including F&D) directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions.
(a)“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities or other ownership interests, by contract or otherwise.
(b)“beneficial owner” has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “beneficially own” shall have a correlative meaning.

(c)“Board” means the Board of Directors of the Company.
(d)“Bylaws” means the bylaws of the Company, as the same may be amended or amended and restated from time to time.
(e)“Change of Control” means the occurrence of any of the following events:
(i)a merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, in each case, unless the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for, shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting entity, or (2) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity;
(ii)the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of (A) all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or (B) one or more subsidiaries of the Company if all or substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, in each case except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;
(iii)the acquisition, in a single transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Corporation representing at least 50% of the combined voting power entitled to vote in the election of directors of the Company (including by means of the Company’s issuance of its capital stock or securities convertible into its capital stock) or (B) the contractual right to designate or elect 50% or more of the members of the Board;
(iv)during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new members of the Board whose election by such Board or whose nomination for election by the equityholders of the Company was approved by a vote of the majority of the members of the Board then still in office who were either members of the Board at the beginning of such period or whose election or nomination for election was previously so approved including new members of the Board designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of members of the Board) cease for any reason to constitute a majority of the Board then in office; or

(v)the adoption by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company by way of merger, consolidation or otherwise.
(f)“Charter” means the certificate of incorporation of the Company, as the same may be amended or amended and restated from time to time.
(g)“Claim” means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other Person, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.
(h)“Expenses” means attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.
(i)“Indemnifiable Event” means any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
(j)“Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
(k) “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.
(l)“Potential Change of Control” means (i) the Company entering into an agreement, the consummation of which would result in the occurrence of a Change of Control; (ii) any Person (including the Company) publicly announcing an intention to take or to consider taking actions that if consummated would constitute a Change of Control; or (iii) the Board adopting a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.
(m)“Reviewing Party” means Independent Legal Counsel or any Person or body consisting of a member or members of the Board or any other Person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(n)“Voting Securities” means any securities of the Company, the holders of which vote generally in the election of directors.
(o)For purposes of this Agreement, except as otherwise expressly provided herein, (i) the words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision hereof; (ii) the meaning assigned to each term defined herein is equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender include both genders; (iii) reference to any Person includes such Person’s successors and assigns, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) numbered or lettered sections and subsections herein contained refer to sections and subsections of this Agreement; (vii) the term “dollars” and character “$” mean United States dollars; (viii) the term “including” means “including, without limitation,” and the words “include” and “includes” have corresponding meanings, and such words do not limit any general statement that they follow to the specific or similar items or matters immediately following them; and (ix) the term “or” is not exclusive.
2.Basic Indemnification Arrangement.
(a)In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance to the fullest extent permitted by law (within ten business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). Expense Advances shall be unsecured and interest free. Expense Advances shall be made without regard to Indemnitee’s ability to repay Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to (1) repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company and (2) provide reasonably satisfactory documentation supporting such Expenses. Notwithstanding anything in this Agreement to the contrary, prior to a Change of Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless the Board has authorized or consented to the initiation of such Claim.
(b)Notwithstanding the foregoing, the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion if Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change of Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change of Control (other than a Change of Control that has been approved by a majority of the Board who were directors immediately prior to such Change of Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. If such litigation has not been commenced, any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.
(c)If, prior to, during the pendency of or after completion of a Claim for which the Indemnitee is entitled to indemnification pursuant to Section 2(a) and Section 2(b), the Indemnitee is deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim to the extent the Indemnitee would have been entitled to indemnification pursuant to this Agreement were the Indemnitee still alive.
3.Change of Control. If there is a Change of Control (other than a Change of Control that has been approved by a majority of the members of the Board who were directors immediately prior to such Change of Control), then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Board (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company shall pay the reasonable fees of the Independent Legal Counsel referred to above and indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of such counsel pursuant hereto.
4.Establishment of Trust. In the event of a Potential Change of Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed or reasonably anticipated or proposed to be paid, provided that in no event shall more than $250,000 be required to be deposited in any trust created hereunder (and no more than $1,000,000 in the aggregate with respect to any such trusts created under this Agreement and all indemnification agreements with directors and officers) in excess of amounts deposited in respect of reasonably anticipated Expenses. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which determination the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that upon a Change of Control (a) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (b) the trustee shall advance, within ten business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(a) of this Agreement), (c) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (d) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (e) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.
5.Indemnification for Additional Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against any and all Expenses (including attorneys’ fees and retainers) and, if requested by Indemnitee, shall (within ten business days of such request) advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company.
6.Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses incurred in connection therewith.
7.Contribution.
(a)Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner herein provided) not to be permitted under applicable law, the Company, in lieu of indemnifying Indemnitee, shall, to the extent permitted by applicable law, contribute to the amount of any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of a Claim by reason of (or arising in part out of) an Indemnifiable Event incurred or paid by Indemnitee for which such indemnification is not permitted. The amount the Company contributes shall be in such proportion as is appropriate to reflect the relative fault of Indemnitee, on the one hand, and of the Company and any and all other parties (including directors and officers of the Company other than Indemnitee) who may be at fault (collectively, including the Company, the “Third Parties”), on the other hand.
(b)Relative Fault. The relative fault of the Third Parties and Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party after giving effect to, among other things, the relative intent, knowledge, access to information and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(b).
8.Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified or to contribution hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
9.No Presumptions. For purposes of this Agreement, the termination or conclusion of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s Claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
10.Nonexclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation or Bylaws, the Delaware General Corporation Law, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
11.Subrogation.
(a)If the Company makes any payment to or for the benefit of Indemnitee pursuant to the terms of this Agreement, the Company shall be subrogated to all of Indemnitee’s rights, claims and interests against any Person with regard to the subject of the payment. The Company may proceed on any such claim immediately following any such payment by the Company to Indemnitee. Indemnitee agrees to execute and deliver any documents requested in good faith by the Company in connection with the Company’s enforcement of Indemnitee’s rights, claims and interests, including assignments of such rights, claims and interests. Any such assignment will include a warranty by Indemnitee that it owns the assigned rights, claims and interests free and clear of the claims and interests of any other Person.
12.Liability Insurance.
(a)The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering Indemnitee for any Claim made against Indemnitee for any Indemnifiable Event and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any Claim made against Indemnitee for any Indemnifiable Event. In the event that the Company receives notice of cancellation of any policy providing such directors and officers liability insurance, it shall promptly give notice of such cancellation to Indemnitee.
(b)Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Claim over the coverage of any insurance referred to in Section 12(a) above. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a

Claim to which Indemnitee is a party or a participant (as a witness or otherwise) and the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Claim to the insurers in accordance with the procedures set forth in the respective policies.
13.Period of Limitations. To the fullest extent permitted by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of the occurrence of the events leading to such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
14.Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
15.No Duplication of Payments. Except as otherwise provided in Section 11(a), the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.
16.Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.
17.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
18.Integration and Entire Agreement. Subject to Section 10 hereof, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto. If the Company and Indemnitee have previously entered into an indemnification agreement providing for indemnification of

Indemnitee by the Company, the parties’ entry into this Agreement shall be deemed to amend and restate such indemnification agreement to read in its entirety as, and to be superseded by, this Agreement.
19.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.

FLOOR & DECOR HOLDINGS, INC. By: Its:

Signature Page to Indemnification Agreement

INDEMNITEE

[●]

Signature Page to Indemnification Agreement

Floor and Decor Outlets of America, Inc. hereby unconditionally guarantees the due and punctual payment and performance of all obligations of the Company under this Agreement in accordance with the terms set forth herein.

FLOOR AND DECOR OUTLETS OF AMERICA, INC. By: Its: